Slide 1:





                                     FELCOR
                                    LODGING
                                     TRUST






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                      Highlights of the Merger Transaction
                                  May 10, 2001

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Slide 2:

FELCOR                                                      (LOGO)
LODGING                            +
TRUST                                                       MeriStar



FelCor Lodging                                         MeriStar Hospitality
Trust                                                      Corporation

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                                   1 + 1 = 3

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Slide 3:

                                                                          FELCOR
                                                                         LODGING
                                                                           TRUST
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                        With the exception of historical
                      information, the matters discussed on
                   this conference call may include "forward
                     looking statements" within the meaning
                    of the federal securities laws and those
                     statements are qualified by cautionary
                       statements made during this call or
                     contained in FelCor's filings with the
                       Securities and Exchange Commission.

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Slide 4:

                                                                          FELCOR
                                                                         LODGING
FELCOR - POST MERGER                                                       TRUST
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Company Profile

Number of Hotels                            299

Number of Rooms                             78,000

Number of States                            39

Total Capitalization                        $6.3 billion
    15th largest in REIT Industry

Equity Capitalization                       $2.2 billion
    2nd Largest Lodging REIT

Estimated Annual Revenues                   $2.9 billion (Pro Forma 2001)

Estimated Annual EBITDA                     $825 million (Pro Forma 2001)


                               [GRAPHICS OMITTED]
                       (Three photographs of properties)
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Slide 5:

                                                                          FELCOR
                                                                         LODGING
TRANSACTION SUMMARY                                                        TRUST
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Transaction Summary             o   $2.7 billion Transaction Value
                                o   $1.1 billion Equity Value
                                o   $1.6 billion Assumed / Refinanced Debt

Consideration                   o   FelCor will issue .784x of its common shares
                                    or units and pay $4.60 in cash for each
                                    MeriStar share or unit outstanding

Valuation                       o   8.0x EBITDA Multiple (TTM 3/01)
                                o   11.3% NOI Cap Rate (TTM 3/01)
                                o   $94.5k per room

Board of Directors              o   Paul W. Whetsell and Steven D. Jorns will
                                    join FelCor's Board of Directors

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Slide 6:

                                                                          FELCOR
                                                                         LODGING
TRANSACTION SUMMARY                                                        TRUST
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Synergies                       o   $5 million per year

Accretion                       o   3-5% FFO per share accretion

Relationship with
MeriStar Hotels & Resorts       o   MeriStar Hotels & Resorts will continue to
                                    manage 111 Hotels
                                o   Eliminate Paper Clip

Closing                         o   3rd Quarter 2001

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Slide 7:

                                                                          FELCOR
                                                                         LODGING
STRATEGIC RATIONALE                                                        TRUST
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o    Increased scale and diversity

o Complementary hotel portfolios with focus on upscale full-service segment of the market

o    Increase and expand brand relationships

o    Assets recently renovated, redeveloped and rebranded

o    Significant operating and expense synergies

o    Greater access to capital

o    Proven ability to integrate significant acquisitions

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Slide 8:

                                                                          FELCOR
                                                                         LODGING
INCREASED CAPITAL MARKETS VISIBILITY                                       TRUST
--------------------------------------------------------------------------------
($ in millions)


Equity Market Capitalization                        Total Enterprise Value




      [GRAPHIC OMITTED]                               [GRAPHIC OMITTED]



Source:  Company Public Filings


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Slide 9:

                                                                          FELCOR
                                                                         LODGING
INCREASED SCALE                                                            TRUST
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     Number of Rooms                                    Number of Hotels



   [GRAPHIC OMITTED]                                    [GRAPHIC OMITTED]




Source:  Company Public Filings


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Slide 10:

                                                                          FELCOR
                                                                         LODGING
INCREASED CASH FLOW                                                        TRUST
--------------------------------------------------------------------------------
($ in millions)


  2000 EBITDA                                               2000 FFO



[GRAPHIC OMITTED]                                       [GRAPHIC OMITTED]




Source:  Company Public Filings


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Slide 11:

                                                                          FELCOR
                                                                         LODGING
COMPLEMENTARY HIGH QUALITY HOTEL PORTFOLIOS                                TRUST
--------------------------------------------------------------------------------
FelCor (1)

        o   Upscale Full Service 18%
        o   Full Service 32%
        o   Limited Service 4%
        o   All Suite Upscale 46%


MeriStar

        o   Upscale Full Service 65%
        o   Full Service 25%
        o   Limited Service 0%
        o   All Suite Upscale 10%


FelCor Pro Forma (1)

        o   Upscale Full Service 38%
        o   Full Service 29%
        o   Limited Service 2%
        o   All Suite Upscale 31%




Note:  Segment focus is measured by number of rooms as of 12/31/00
(1)      Excludes 16 hotel properties held for sale
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Slide 12:

                                                                          FELCOR
                                                                         LODGING
NATIONAL COVERAGE                                                          TRUST
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o    FelCor will have 299 hotels in 39 states throughout the United States and
     Canada with approximately 78,000 rooms


                                [GRAPHIC OMITTED]


                o    Holiday Inn                 65
                o    Embassy Suites              62
                o    Crowne Plaza                25
                o    Hilton                      24
                o    Sheraton                    22
                o    Doubletree                  17
                o    Radisson                    12
                o    Marriot                     8
                o    Ramada                      5
                o    Wyndham                     3
                o    Doral                       2
                o    Other                       54


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Slide 13:

                                                                          FELCOR
                                                                         LODGING
GEOGRAPHIC DIVERSIFICATION                                                 TRUST
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(2000 EBITDA Contribution by State)


                         FelCor               MeriStar                Combined
--------------------------------------------------------------------------------
California               20.7%                  19.5%                   20.2%
Florida                  11.3%                  21.5%                   15.4%
Texas                    18.5%                  8.0%                    14.2%
Georgia                   7.7%                  3.3%                    5.9%
New Jersey                2.6%                  9.1%                    5.3%
Illinois                  3.6%                  4.6%                    4.0%
Pennsylvania              3.5%                  2.9%                    3.3%
Louisiana                 3.3%                  2.0%                    2.8%
Virginia                  0.9%                  4.6%                    2.4%
Arizona                   3.2%                  1.2%                    2.4%

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Total Top 10 States      75.3%                  76.6%                   75.8%
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Slide 14:

                                                                          FELCOR
                                                                         LODGING
BRAND DIVERSIFICATION                                                      TRUST
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(2000 EBITDA Contribution by Brand)


            Brand                FelCor             MeriStar          Combined
--------------------------------------------------------------------------------
Embassy Suites                    40.9%                2.7%             25.4%
Holiday Inn                       24.6%                8.8%             18.2%
Crowne Plaza                      12.9%                4.9%              9.7%
Sheraton                           7.7%               12.1%              9.5%
Hilton                             0.5%               21.0%              8.8%
Other                              3.7%               14.9%              8.3%
Doubletree                         5.7%                3.7%              4.9%
Radisson                           0.0%                9.9%              4.0%
Westin                             1.3%                4.5%              2.6%
Courtyard by Marriott              1.0%                4.5%              2.5%
Marriott                           0.0%                5.7%              2.3%
Wyndham                            0.0%                4.3%              1.7%
Ramada                             0.0%                3.1%              1.2%
Fairfield Inn                      0.8%                0.0%              0.5%
Hampton Inn                        0.8%                0.0%              0.5%


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Slide 15:

                                                                          FELCOR
                                                                         LODGING
PRELIMINARY SOURCES AND USES                                               TRUST
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($ in millions)


SOURCES                                   USES
-------                                   -----

Equity Issued to MHX       $  849         Total Equity Purchase Price     $1,083

Assumed Debt / New          1,837         Assume or Repay MeriStar Debt    1,655
Financings

Amended Line of Credit        378         Repay FelCor Line of Credit        260

                                          Estimated Transaction Costs         66

Total Sources of Funds     $3,064         Total Uses of Funds             $3,064
                           ======                                         ======

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Slide 16:

                                                                          FELCOR
                                                                         LODGING
PRO FORMA CAPITALIZATION                                                   TRUST
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Total Market Capitalization              $6.3 billion

Equity Market Capitalization             $2.2 billion

TTM 3/01 EBITDA                          $817 million

Pro Forma Debt / TTM 3/01 EBITDA         4.5x TTM

3/01 EBITDA / Pro Forma Interest         2.7x

Percentage of Debt at Fixed Rate         100%

First Significant Debt Maturity          2003 ($104 million)